                            [WASTE MANAGEMENT LOGO]


                             FOR IMMEDIATE RELEASE

                                                       FOR FURTHER INFORMATION:
                                                         WASTE MANAGEMENT, INC.
                                                                      ANALYSTS:
                                                                      ---------
                                                                    CHERIE RICE
                                                                   713.512.6548
                                                                         MEDIA:
                                                                         ------
                                                                  BILL PLUNKETT
                                                                   713.265.1678

                                                                      WMI#03-10


             WASTE MANAGEMENT ANNOUNCES FIRST QUARTER 2003 EARNINGS


HOUSTON - APRIL 29, 2003 - Waste Management, Inc. (NYSE: WMI) today announced financial results for its first quarter ended March 31, 2003. Revenues for the quarter were $2.72 billion as compared to $2.61 billion in the year ago period. Net income before cumulative effect of changes in accounting principles for the quarter was $107 million, or $0.18 per share. Net income reported for the quarter after considering the unfavorable cumulative effect of changes in accounting principles of $46 million was $61 million, or $0.10 per diluted share. For the first quarter 2002, the Company reported net income of $138 million, or $0.22 per share, after a favorable cumulative effect of change in accounting principle of $2 million. The cumulative effect of changes in accounting principles in 2003 was primarily related to the implementation of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations ("SFAS 143"), partially offset by accounting policy changes related to certain maintenance activities and loss contracts.

"Other than the challenges related to several heavy winter storms in many of our largest and most populated markets and the rising cost of fuel, our performance in the quarter was on track with our expectations" commented A. Maurice Myers, Chairman, President and Chief Executive Officer of Waste Management. "Winter is finally over and oil prices are starting to come off their highs, so those challenges should be largely behind us for the second quarter. Additionally, late March and early April volumes are indicating the seasonal upturn that we look for each spring."

The Company noted certain items totaling $0.06 per diluted share negatively impacting the current quarter's results:

     o A pre-tax charge of $20 million, or $0.02 per diluted share, included in the restructuring line, related to the workforce reduction announced in February.

     o Negative impact to pre-tax income related to severe winter weather, primarily in the East and the Midwest, estimated at $20 million, or $0.02 per diluted share.
     o Negative impact to pre-tax income versus prior year related to increased fuel costs, net of fuel surcharges, of $12 million, or $0.01 per diluted share.
     o A $7 million expense, or $0.01 per diluted share, resulting from the increase in inflation rate the Company uses for its estimates of remedial liability reserves; the increased rate is consistent with the rate used under SFAS 143 as adopted by the Company.

In the first quarter of 2002, a pre-tax charge of $37 million was included in the restructuring line, related to a workforce reduction announced in March 2002. Partially offsetting the restructuring charge were credits to asset impairments and unusual items totaling $6 million pre-tax. Combined, these items negatively impacted first quarter 2002 earnings by $31 million pre-tax, or $0.03 per diluted share.

In the first quarter of 2003, Waste Management adopted SFAS 143. In accordance with SFAS 143 the Company has changed the methodology for accounting for the retirement of its long-lived assets, primarily its landfills. As a result, on a year-to-year comparative basis, operating costs were $6 million higher and depreciation and amortization costs were $7 million higher in the current quarter than they would have been if the accounting standards were the same as for the first quarter 2002 period. The increased costs related to SFAS 143 reduced earnings by $0.01 per diluted share.

Myers added, "In the first quarter we saw the strongest internal revenue growth we have seen in over two years. Especially considering the harsh winter weather in the quarter, we find the internal growth very encouraging. We also continue to implement our cost reduction programs, such as our route optimization effort, and expect further progress during the year. Some other items of importance in the first quarter's results include: effecting the reclassification of expenses from SG&A to cost of operations, better reflecting how we view these costs in terms of our current operations; and kicking off the 2003 share buyback program with the repurchase of $71 million of common stock, or nearly 3.6 million shares."

The Company also reported the following important highlights for the quarter:
     o    Operating cash flow of $429 million.
     o Free cash flow, defined as operating cash flow less capital expenditures plus proceeds from sales of assets, of $233 million.
     o Internal revenue growth of 0.8%, split 0.3% price and 0.5% volume. The price component excludes combined positive impacts of 1.4% related to higher recycling commodity prices, higher fuel surcharges, and slightly lower electricity rates at Independent Power Production facilities.
     o    Capital expenditures of $212 million.
     o Approximately $4 million in savings in the quarter related to the 2003 workforce reduction.
     o Businesses with annual revenues of approximately $256 million acquired during the quarter for approximately $83 million in cash consideration, including the previously announced acquisition of the Peltz Group in conjunction with the formation of the Recycle America Alliance.

The Company has scheduled an investor and analyst conference call for later today to discuss the results of today's earnings announcement. The information in this press release should be read in conjunction with the information on the conference call. The call will begin at 10:00 a.m. eastern time, 9:00 a.m. central time, and is open to the public. To listen to the conference call, which will be broadcast live over the Internet, go to the Waste Management Website at http://www.wm.com, and select "Live Webcast: First Quarter 2003 Earnings Report." You may also listen to the conference call by telephone by contacting the conference call operator at (913) 981-5532, 5-10 minutes prior to the scheduled start time, and asking for the "Waste Management Conference Call." For those unable to listen to the live call, a replay will be available 24 hours a day beginning at approximately 1:00 p.m. central time April 29th through 5:00 p.m. on May 13th. To hear a replay of the call over the Internet, access the Waste Management Website at http://www.wm.com. To hear a telephonic replay of the call, dial 719-457-0820 and enter reservation code 454873.

Waste Management, Inc. is its industry's leading provider of comprehensive waste management services. Based in Houston, the Company serves municipal, commercial, industrial, and residential customers throughout North America.

Certain statements contained in this press release include statements that are "forward-looking statements." Outlined below are some of the risks that the Company faces and that could affect our financial statements for 2003 and beyond and that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. However, they are not the only risks that the Company faces. There may be additional risks that we do not presently know or that we currently believe are immaterial which could also impair our business. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, the Company, from time to time, provides estimates of financial and other data relating to future periods. Such estimates and other information are the Company's expectations at the point in time of issuance but may change at some future point in time. By issuing such estimates the Company has no obligation, and is not undertaking any obligation, to update such estimates or provide any other information relating to such estimates.

     o possible changes in our estimates of site remediation requirements, final closure and post-closure obligations, compliance and regulatory developments;

     o the possible impact of regulations on our business, including the cost to comply with regulatory requirements and the potential liabilities associated with disposal operations, as well as our ability to obtain and maintain permits needed to operate our facilities;

     o the effect of limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste;

     o possible charges against earnings as a result of shut-down operations, uncompleted acquisitions, development or expansion projects or other events;

     o the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities;

     o the effect the weather has on our quarter to quarter results, as well as the effect of extremely harsh weather on our operations;

     o the effect that price fluctuations on commodity prices may have on our operating revenues;

     o    the outcome of litigation;

     o the effect competition in our industry could have on our profitability;

     o possible diversions of management's attention and increases in operating expenses due to efforts by labor unions to organize our employees;

     o possible increases in operating expenses due to fuel price increases or fuel supply shortages;

     o the effects of general economic conditions, including the ability of insurers to fully or timely meet their contractual commitments and of surety companies to continue to issue surety bonds;

     o the need for additional capital if cash flows are less than we expect or capital expenditures are more than we expect, and the possibility that we cannot obtain additional capital on acceptable terms if needed;

     o the effects of the implementation of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, on the Company's landfill accounting methods, which in turn may affect the Company's earnings, balance sheet and compliance with debt covenants; and

     o possible errors or problems upon implementation of our new revenue management system.

Additional information regarding these and/or other factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                      ####

                             Waste Management, Inc.
                Condensed Consolidated Statements of Operations
                    (In Millions, Except Per Share Amounts)
                                  (Unaudited)

                                                                                             Quarters Ended March 31,
                                                                                      -------------------------------------
                                                                                         2003                       2002
                                                                                      -----------                ----------
 Operating revenues                                                                      $2,716                     $2,609
                                                                                      -----------                ----------
 Costs and expenses:
     Operating (exclusive of depreciation
         and amortization shown below)                                                    1,793                      1,565
     Selling, general and administrative                                                    323                        387
     Depreciation and amortization                                                          302                        294
     Restructuring                                                                           20                         37
     Asset impairments and unusual items                                                     (1)                        (6)
                                                                                      -----------                ----------
                                                                                          2,437                      2,277
                                                                                      -----------                ----------
 Income from operations                                                                     279                        332
                                                                                      -----------                ----------
 Other income (expense):
     Interest expense                                                                      (109)                      (118)
     Minority interest                                                                       (1)                        (1)
     Interest income and other, net                                                           6                          6
                                                                                      -----------                ----------
                                                                                           (104)                      (113)
                                                                                      -----------                ----------

 Income before income taxes                                                                 175                        219
 Provision for income taxes                                                                  68                         83
                                                                                      -----------                ----------
 Income before cumulative effect of changes in accounting principles                        107                        136
 Cumulative effect of changes in accounting principles,
     net of income tax benefit of $31 in 2003 and $0 in 2002                                (46)                         2
                                                                                      -----------                ----------
 Net income                                                                                 $61                       $138
                                                                                      ===========                ==========

 Basic earnings per common share:
     Income before cumulative effect of changes in accounting principles                  $0.18                      $0.22
     Cumulative effect of changes in accounting principles                                (0.08)                        -
                                                                                      -----------                ----------
     Net income                                                                           $0.10                      $0.22
                                                                                      ===========                ==========

 Diluted earnings per common share:
     Income before cumulative effect of changes in accounting principles                  $0.18                      $0.22
     Cumulative effect of changes in accounting principles                                (0.08)                        -
                                                                                      -----------                ----------
     Net income                                                                           $0.10                      $0.22
                                                                                      ===========                ==========

 Basic common shares outstanding                                                          593.7                      625.9
                                                                                      ===========                ==========

 Diluted common shares outstanding                                                        595.8                      630.3
                                                                                      ===========                ==========

 Pro forma income and earnings per common share assuming changes in accounting principles are applied retroactively:
          Income before cumulative effect of changes in accounting principles              $107                       $119
          Basic earnings per common share before cumulative
               effect of changes in accounting principles                                 $0.18                      $0.19
          Diluted earnings per common share before cumulative
               effect of changes in accounting principles                                 $0.18                      $0.19

                                      (1)

                             Waste Management, Inc.
                               Earnings Per Share
                    (In Millions, Except Per Share Amounts)
                                  (Unaudited)

                                                                                 Quarters Ended March 31,
                                                                                 ------------------------
                                                                                    2003          2002
                                                                                 ----------     ---------
 EPS Calculation:

 Income before cumulative effect of changes in accounting principles                  $107         $136
 Cumulative effect of changes in accounting principles                                 (46)           2
                                                                                 ----------     ---------
 Diluted net income                                                                    $61         $138
                                                                                 ==========     =========


 Shares outstanding                                                                  591.4        617.8
 Effect of weighting                                                                   2.3          8.1
                                                                                 ----------     ---------
 Basic common shares outstanding                                                     593.7        625.9
 Adjustments:
         Dilutive effect of common stock options and warrants                          1.9          4.4
         Dilutive effect of contingently issuable shares                               0.2           -
                                                                                 ----------     ---------
 Diluted common shares outstanding                                                   595.8        630.3
                                                                                 ==========     =========


 Basic earnings per common share:
         Income before cumulative effect of changes in accounting principles         $0.18        $0.22
         Cumulative effect of changes in accounting principles                       (0.08)          -
                                                                                 ----------     ---------
         Net income                                                                  $0.10        $0.22
                                                                                 ==========     =========

 Diluted earnings per common share:
         Income before cumulative effect of changes in accounting principles         $0.18        $0.22
         Cumulative effect of changes in accounting principles                       (0.08)          -
                                                                                 ----------     ---------
         Net income                                                                  $0.10        $0.22
                                                                                 ==========     =========

                                      (2)

                             Waste Management, Inc.
                     Condensed Consolidated Balance Sheets
                                 (In Millions)

                                                            March 31,            December 31,
                                                               2003                  2002
                                                          -------------          ------------
                                                           (Unaudited)
 Assets

 Current assets:
     Cash and cash equivalents                                    $381                  $264
     Receivables, net                                            1,623                 1,644
     Other                                                         827                   792
                                                          -------------          ------------
         Total current assets                                    2,831                 2,700

 Property and equipment, net                                    10,707                10,612
 Goodwill                                                        5,151                 5,079
 Other intangible assets, net                                      115                   105
 Other assets                                                    1,112                 1,135
                                                          -------------          ------------
         Total assets                                          $19,916               $19,631
                                                          =============          ============

 Liabilities and Stockholders' Equity

 Current liabilities:
     Accounts payable, accrued liabilities, and
     deferred revenues                                          $2,940                $2,942
     Current portion of long-term debt                             166                   231
                                                          -------------          ------------
         Total current liabilities                               3,106                 3,173

 Long-term debt, less current portion                            8,164                 8,062
 Other liabilities                                               3,256                 3,069
                                                          -------------          ------------
         Total liabilities                                      14,526                14,304

 Minority interest in subsidiaries                                  46                    19
 Stockholders' equity                                            5,344                 5,308
                                                          -------------          ------------
         Total liabilities and stockholders' equity            $19,916               $19,631
                                                          =============          ============

                                      (3)

                            Waste Management, Inc.
                Condensed Consolidated Statements of Cash Flows
                                 (In Millions)
                                  (Unaudited)

                                                                     Quarters Ended March 31,
                                                                    --------------------------
                                                                      2003               2002
                                                                    -------            -------
Cash flows from operating activities:
  Net income                                                          $61               $138
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Cumulative effect of changes in accounting principles             46                 (2)
     Depreciation and amortization                                    302                294
     Other                                                             53                 37
  Change in operating assets and liabilities, net of effects of
   acquisitions and divestitures                                      (33)               (31)
                                                                    -------            -------
Net cash provided by operating activities                             429                436
                                                                    -------            -------

Cash flows from investing activities:
  Acquisitions of businesses, net of cash acquired                    (85)               (48)
  Capital expenditures                                               (212)              (180)
  Proceeds from business divestitures, asset sales, and other          70                 97
                                                                    -------            -------
Net cash used in investing activities                                (227)              (131)
                                                                    -------            -------

Cash flows from financing activities:
  New borrowings                                                        6                  -
  Debt repayments                                                     (21)              (439)
  Common stock repurchases                                            (68)              (300)
  Exercise of common stock options and warrants                         2                 10
  Other                                                                (4)                 -
                                                                    -------            -------
Net cash used in financing activities                                 (85)              (729)
                                                                    -------            -------

Effect of exchange rate changes on cash and cash equivalents            -                  -
                                                                    -------            -------

Increase (decrease) in cash and cash equivalents                      117               (424)
Cash and cash equivalents at beginning of period                      264                730
                                                                    -------            -------
Cash and cash equivalents at end of period                           $381               $306
                                                                    ========           =======

                                      (4)

                            Waste Management, Inc.
                              Summary Data Sheet
                        (In Millions, Except As Noted)
                                  (Unaudited)

                                                                                               Quarters Ended
                                                                            -----------------------------------------------------
                                                                             March 31,            December 31,         March 31,
                                                                                2003                  2002               2002
                                                                             ----------           ------------         ----------
Operating Revenues by Lines of Business

  NASW:
   Collection                                                                   $1,869                $1,909              $1,823
   Landfill                                                                        589                   663                 595
   Transfer                                                                        339                   372                 316
   Wheelabrator                                                                    199                   213                 182
   Recycling and other                                                             204                   164                 134
   Intercompany                                                                   (484)                 (509)               (449)
                                                                             ----------           ------------         ----------
    Total NASW                                                                   2,716                 2,812               2,601
  OTHER                                                                              -                     -                   8
                                                                             ----------           ------------         ----------
    Total operating revenues                                                    $2,716                $2,812              $2,609
                                                                             ==========           ============         ==========
Internal Growth of Operating Revenues to Comparable Prior Periods

  Internal growth - NASW operations                                                2.2%                  1.2%               -3.6%
                                                                             ==========           ============         ==========
Acquisition Summary (a)

  Gross annualized revenue acquired                                               $256                   $23                 $35
                                                                             ==========           ============         ==========
  Total consideration                                                              $89                   $37                 $66
                                                                             ==========           ============         ==========
  Cash paid for acquisitions                                                       $83                   $34                 $38
                                                                             ==========           ============         ==========

                                                                                 Quarters Ended March 31,
                                                                             ---------------------------------
                                                                                 2003                  2002
                                                                             ----------           ------------
Free Cash Flow Analysis (b)

Net cash provided by operating activities                                         $429                  $436
Capital expenditures                                                              (212)                 (180)
Proceeds from divestitures of businesses, net of
  cash divested, and other sales of assets                                          16                    37
                                                                             ----------           ------------
Free cash flow                                                                    $233                  $293
                                                                             ==========           ============


(a) Represents cash paid and total consideration associated with business acquisitions consummated during the indicated periods.

(b) The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements. It is not intended to replace the consolidated statement of cash flows, which was prepared in accordance with generally accepted accounting principles.

                                      (5)

                            Waste Management, Inc.
                              Summary Data Sheet
                     (In Millions, Except Landfill Count)
                                  (Unaudited)

                                                                               Quarters Ended
                                                           -----------------------------------------------------
                                                            March 31,          December 31,           March 31,
                                                              2003                 2002                 2002
                                                           -----------         ------------          -----------
Balance Sheet Data

Cash and cash equivalents                                        $381                 $264                 $306
                                                           ===========         ============          ===========
Debt-to-total capital ratio:
  Long-term indebtedness, including current
   maturities                                                  $8,330               $8,293               $7,836
  Total equity                                                  5,344                5,308                5,245
                                                           -----------         ------------          -----------
   Total capital                                              $13,674              $13,601              $13,081
                                                           ===========         ============          ===========

Debt-to-total capital                                            60.9%                61.0%                59.9%
                                                           ===========         ============          ===========

Capitalized interest                                               $5                   $6                   $3
                                                           ===========         ============          ===========


Other Operational Data

Internalization of waste, based on disposal costs                64.6%                65.1%                64.9%
                                                           ===========         ============          ===========

Total landfill disposal volumes (tons)                           25.9                 29.1                 26.0
Total Waste to Energy disposal volumes (tons)                     1.8                  1.8                  1.7
                                                           -----------         ------------          -----------
Total disposal volumes (tons)                                    27.7                 30.9                 27.7
                                                           ===========         ============          ===========

Active landfills                                                  290                  293                  301
                                                           ===========         ============          ===========

Landfills reporting volume                                        266                  271                  270
                                                           ===========         ============          ===========


Landfills Included in Operating Groups:
Expense Under Current Method (SFAS No. 143) -
Non - SFAS No. 143 amortization expense                         $83.8
Amortization expense related to SFAS No. 143 obligations         13.4
                                                           -----------
  Total amortization expense                                     97.2
Accretion expense                                                11.9
                                                           -----------
Landfill amortization and final closure and post closure       $109.1
                                                           ===========

Expense Under Historical Method -
Landfill amortization expense                                                       $103.0                $94.6
Landfill final closure and post closure expense                                        8.3                  8.6
                                                                               ------------          -----------
Landfill amortization and final closure and post closure                            $111.3               $103.2
                                                                               ============          ===========

                                      (6)